Exhibit 99.1

Startek Amends Term Loan and Revolving Credit Facility Agreement

- Multiple Financial Covenants Waived Through 2020 -

- All Principal Payments Deferred Until February 2021 -

GREENWOOD VILLAGE, CO – July 13, 2020 - Startek Inc. (NYSE:SRT), a global provider of customer experience management solutions, has entered into an amendment agreement for its senior term loan and revolving credit facility. As part of the amended and restated facility agreement signed by one of its wholly owned subsidiaries, Startek has agreed to accede to the facilities agreement as an additional guarantor.

The agreement continues to provide for a $140 million term loan facility along with a $20 million revolving credit facility. However, the amendments now provide Startek with a deferment of principal payments until February 2021, along with a potential increase of the revolving credit facility from $20 million to $27.5 million. The majority of financial covenants have also been waived for the remainder of the year, including covenants related to cash flow cover, interest cover, and adjusted leverage ratio.

As previously announced, on June 29, 2020, Startek raised $7.5 million via private placement of common shares to an affiliate of Capital Square Partners, the company’s principal shareholder.

Between the amended debt agreement, increased revolving credit facility and recent equity raise, Startek expects to have more than $27 million of additional liquidity available over the rest of 2020.

“These amendments underscore our lenders’ confidence in our strategy and growth potential, as well as our improving business trends,” said Aparup Sengupta, executive chairman and CEO of Startek. “We will continue to prioritize our employees’ health and safety during this difficult time, and the additional liquidity and flexibility from this new agreement will enable us to continue providing our customers with exceptional support as our various economies re-open across the globe. We will continue to diligently manage our operating cash flows and costs given the ongoing uncertainty surrounding the global economy.”

Ramesh Kamath, chief financial officer of Startek, added: “We are very pleased with the execution of this restated and amended facility agreement and are thankful for the support from our lenders and shareholders. This transaction further strengthens Startek’s financial flexibility while providing us with the opportunity to capitalize on growth opportunities.”

About Startek

Startek is a leading global provider of technology-enabled business process outsourcing solutions. The company provides omni-channel customer experience management, back office and technology services to corporations around the world across a range of industries. The company has more than 45,000 outsourcing experts across 49 delivery campuses worldwide that are committed to delivering transformative customer experience for clients. Services include omni-channel customer care, customer acquisition, order processing, technical support, receivables management and analytics through automation, voice, chat, email, social media and IVR, resulting in superior business results for its clients. To learn more about Startek’s global solutions, please visit www.startek.com.

Forward-Looking Statements

The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause Startek's actual results to differ materially from those expressed or implied by any such forward-looking statements. Readers are encouraged to review risk factors and all other disclosures appearing in the Company's Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 12, 2020, as well as other filings with the SEC, for further information on risks and uncertainties that could affect Startek's business, financial condition and results of operation. Copies of these filings are available from the Securities and Exchange Commission, the Company’s website or the Company’s investor relations department. Startek assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Investor Relations

India Contact:

Ankul Agarwal

Startek, Inc.

+91 98192 81998

Ankul.Agarwal@startek.com

US Contact:

Sean Mansouri, CFA

Gateway Investor Relations

(949) 574-3860

investor@startek.com